Exhibit 10.23

                            PMA CAPITAL CORPORATION

                           1999 EQUITY INCENTIVE PLAN

1. Purpose.

     The purpose of the PMA Capital Corporation 1999 Equity Incentive Plan (the "Plan") is to enhance the ability of PMA Capital Corporation (the "Company") and any subsidiaries to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such personnel and to promote the success of the Company. To accomplish these purposes, the Plan provides a means whereby employees of the Company and its subsidiaries may receive stock options to purchase the Company's Class A Common Stock ("Options").

2. Administration.

     (a) Composition of the Committee. The Plan shall be administered by a Committee of the Board of Directors (the "Committee"). The number of members of the Committee and their qualifications shall at all times satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors shall have the authority from time to time to remove all members of the Committee and thereafter directly administer the Plan.

     (b) Authority of the Committee. The Committee shall have full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made and the amount, size and terms of each such award; to determine the time when awards shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees and all other holders of Options granted under the Plan. No power or authority delegated by the Committee to a designee hereunder may be exercised to affect the terms and conditions of an award made to anyone subject to the requirements of Section 16(b) of the Exchange Act or with respect to matters which have been reserved to the Board of Directors under Pennsylvania law.

     (c) Authority of the Board of Directors. Notwithstanding anything to the contrary set forth in the Plan, all authority granted hereunder to the Committee may be exercised at any time and from time to time by the Board of Directors at its election. All decisions, determinations and interpretations of the Board of Directors shall be final and binding on all optionees and all other holders of Options granted under the Plan.

3. Stock Subject to the Plan.

     Subject to Section 16 hereof, the shares that may be issued under the Plan shall not exceed in the aggregate 850,000 shares of Class A Common Stock of the Company (the "Class A Stock"). Such shares may be authorized and unissued shares or shares issued and subsequently reacquired by the Company. Except as otherwise provided herein, any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan. In addition, any Class A Stock that is used by an optionee as full or partial payment to the Company for the purchase of Class A Stock acquired upon exercise of a stock option granted under the Plan, and any shares withheld by the Company to satisfy an optionee's tax withholding obligations shall be available for further awards under the Plan.

4. Eligibility To Receive Options.

     Persons eligible to receive stock options under the Plan shall be limited to those officers and other employees of the Company and any subsidiary (as defined in Section 425 of the Code or any amendment or

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substitute thereto), who may also be directors, who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company and/or a subsidiary. Directors of the Company who are not also officers or employees of the Company or any subsidiary shall not be eligible to participate in the Plan.

5. Types of Options.

     Grants may be made at any time and from time to time by the Committee in the form of stock options to purchase shares of Class A Stock. Options granted hereunder may be Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any amendment or substitute thereto ("Incentive Stock Options") or Options that are not intended to so qualify ("Nonqualified Stock Options").

6. Stock Options.

     Options for the purchase of Class A Stock shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. The Options granted hereunder may be evidenced by a single agreement or by multiple agreements, as determined by the Committee in its sole discretion. Each Option agreement shall contain in substance the following terms and conditions:

     (a) Type of Option. Each Option agreement shall identify the Options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be.

     (b) Option Price. Each Option agreement shall set forth the purchase price of the Class A Stock purchasable upon the exercise of the Option evidenced thereby. Subject to the limitation set forth in Section 6(d)(ii), the purchase price of the Class A Stock subject to an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such stock on the date the Option is granted, as determined by the Committee, but in no event less than the par value of such stock. The purchase price of the Class A Stock subject to a Nonqualified Stock Option shall be not less than 85% of the Fair Market Value of such stock on the date the Option is granted, as determined by the Committee. Fair Market Value on any date shall mean for the purpose of this Plan the average of the high and low prices of the Class A Stock, as reported in The Wall Street Journal (or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") System), or if the Class A Stock is not reported by Nasdaq, the Fair Market Value shall be as determined by the Committee pursuant to Section 422 of the Code.

     (c) Exercise Term. Each Option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, which shall be such a period or periods of time as may be determined by the Committee, provided that no Option shall be exercisable after ten years from the date of grant thereof. The Committee or its designee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee or its designee deems appropriate.

  (d) Incentive Stock Options. In the case of an Incentive Stock Option, each Option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Option as a tax-favored Option (within the meaning of Section 422 of the Code or any amendment or substitute thereto or regulation thereunder) including without limitation, each of the following, except that any of these provisions may be omitted or modified if it is no longer required in order to have an Option qualify as a tax-favored Option within the meaning of Section 422 of the Code or any substitute therefor:

    (i) The aggregate Fair Market Value (determined as of the date the Option is granted) of the Class A Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all plans of the Company) shall not exceed $100,000.


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    (ii) No Incentive Stock Options shall be granted to any employee if at the time the Option is granted such employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or its subsidiaries unless at the time such Option is granted the Option price is at least 110% of the Fair Market Value of the stock subject to the Option and, by its terms, the Option is not exercisable after the expiration of five years from the date of grant.

    (iii) No Incentive Stock Options shall be exercisable more than three months (or one year, in the case of an employee who dies or becomes disabled within the meaning of Section 22(e)(3) of the Code or any substitute therefor) after termination of employment.

  (e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become, and who do concurrently with the grant of such options become, employees of the Company or a subsidiary as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

7. Date of Grant.

  The date on which an Option shall be deemed to have been granted under the Plan shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized. Notice of the determination shall be given to each individual to whom an Option is so granted within a reasonable time after the date of such grant.

8. Exercise and Payment for Shares.

  Options may be exercised in whole or in part, from time to time, by giving written notice of exercise to the Chief Financial Officer of the Company, specifying the number of shares to be purchased. The purchase price of the shares with respect to which an Option is exercised shall be payable in full with the notice of exercise in cash, Class A Stock at Fair Market Value at the time of exercise, or a combination thereof, as the Committee may determine from time to time and subject to such terms and conditions as may be prescribed by the Committee for such purpose.

9. Rights upon Termination of Employment.

  In the event that an optionee ceases to be an employee of the Company or any subsidiary for any reason other than death, retirement or disability (within the meaning of Section 22(e)(3) of the Code or any substitute therefor), the optionee shall have the right to exercise the Option during its term within a period of three months after such termination to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee or its designee. In the event that an optionee dies, retires or becomes disabled (within the meaning of Section 22(e)(3) of the Code or any substitute therefor) prior to the expiration of his Option and without having fully exercised his Option, the optionee or his successor shall have the right to exercise the Option during its term within a period of one year after termination of employment due to death, retirement or disability to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee or its designee. As used in this Section 9, "retirement" means a termination of employment by reason of an optionee's retirement at or after his earliest permissible retirement date pursuant to and in accordance with his employer's regular retirement plan or personnel practices. Notwithstanding the provisions of Section 6(d)(iii) hereof, an Incentive Stock Option may be exercised more than three months after termination of employment due to retirement, as provided in this

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Section 9, but in that event, the Option shall lose its status as an Incentive
Stock Option and shall be treated as a Nonqualified Stock Option.

10. General Restrictions.

  Each Option granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Class A Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Option with respect to the disposition of shares of Class A Stock is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or purchase of shares of Class A Stock thereunder, such Option shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

11. Rights of a Shareholder.

  The recipient of any Option under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder unless and until a certificate for shares of Class A Stock is issued and delivered to him.

12. Right to Terminate Employment.

  Nothing contained in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any optionee the right to continue in the employment of the Company or any subsidiary or affect any right that the Company or any subsidiary may have to terminate the employment of such optionee.

13. Withholding.

  Whenever the Company proposes or is required to issue or transfer shares of Class A Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares. If and to the extent authorized by the Committee, in its sole discretion, the Committee may require an optionee or permit an optionee, by means of a form of election to be prescribed by the Committee, to have shares of Class A Stock that are acquired upon exercise of an Option withheld by the Company or to tender other shares of Class A Stock or other securities of the Company owned by the optionee to the Company at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an Option. Any such election shall be subject to the disapproval of the Committee at any time. Any securities so withheld or tendered will be valued by the Committee as of the date of exercise.

14. Non-Assignability.

  (a) Incentive Stock Options. No Option which is an Incentive Stock Option shall be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, such Incentive Stock Option shall be exercisable only by the optionee or by his guardian or legal representative.

  (b) Nonqualified Stock Options. No Option which is a Nonqualified Stock Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or by such other means as the Committee may approve, unless such means would be prohibited by Rule 16b-3 under the Exchange Act. During the life of the optionee such Nonqualified Stock Option shall be exercisable only by such person or by such person's guardian or legal representative. Notwithstanding the restrictions set forth above in this
Section 14(b), the Committee or its designee shall have the authority, in its sole discretion, to grant (or to sanction by way of amendment of an existing grant) Nonqualified Stock Options that may be transferred by the optionee

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during his lifetime to any "family member" of the optionee, which shall include a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, siblings, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than 50% of the voting interests. No Nonqualified Stock Option may be transferred for value. The following transfers are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by family members (or the optionee) in exchange for an interest in that entity. In the case of a grant, the written documentation containing the terms and conditions of such Nonqualified Stock Option shall state that it is transferable, and in the case of an amendment to an existing grant, such amendment shall be in writing. A Nonqualified Stock Option transferred as contemplated in this Section 14(b) may not be subsequently transferred by the transferee without further Committee approval (except for transfers back to the original optionee) except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. However, the Committee or its designee, in its sole discretion at the time that the transfer is approved, may alter the terms and limitations of the relevant grant and establish such additional terms and conditions as it shall deem appropriate.

15. Non-Uniform Determinations.

  The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such grants, the terms and provisions of Options, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, grants of Options under the Plan whether or not such persons are similarly situated.

16. Adjustments.

  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Class A Stock covered by each outstanding Option and the number of shares of Class A Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation, expiration or exercise of an Option, as well as the price per share of Class A Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Stock, or any other increase or decrease in the number of issued shares of Class A Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Stock subject to an Option.

  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Option holder the right to exercise his Option as to all or any part of the shares of Class A Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.

  (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but, not limited to: (i) causing an Option

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to be assumed or an equivalent option to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each Option holder shall have the right to exercise his Option as to all of the shares of Class A Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable, or
(iii) declare that an Option shall terminate at a date fixed by the Committee provided that the Option holder is given notice and opportunity prior to such date to exercise that portion of his Option that is currently exercisable.

17. Amendment.

  The Committee may terminate or amend the Plan at any time, except that without shareholder approval the Committee may not (i) materially increase the maximum number of shares that may be issued under the Plan (other than increases pursuant to Section 16 hereof), (ii) materially increase the benefits accruing to participants under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his rights under an Option previously granted.

18. Conditions upon Issuance of Shares.

  (a) Compliance with Securities Laws. Shares of the Company's Class A Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Class A Stock of the Company may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Class A Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representation is required by any of the aforementioned relevant provisions of law.

19. Reservation of Shares.

  The Company, during the term of the Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

20. Effect on Other Plans.

  Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any subsidiary. Any Options granted pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company or any subsidiary unless specifically provided.

21. Duration of the Plan.

  The Plan shall remain in effect until all Options granted under the Plan have been satisfied by the issuance of shares, but no Option shall be granted more than ten years after the earlier of the date the Plan is adopted by the Company's Board of Directors or is approved by the Company's shareholders.


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22. Forfeiture for Dishonesty.

  Notwithstanding anything to the contrary in the Plan, if the Committee finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any optionee, that the optionee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his employment or retention by the Company or any subsidiary that damaged the Company or any subsidiary or that the optionee has disclosed trade secrets of the Company or any subsidiary, the optionee shall forfeit all unexercised Options and all exercised Options with respect to which the Company has not yet delivered the certificates. The decision of the Committee in interpreting and applying the provisions of this Section 22 shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of such optionee by the Company or any subsidiary in any manner.

23. No Prohibition on Corporate Action.

  No provision of the Plan shall be construed to prevent the Company or any officer or director thereof from taking any corporate action deemed by the Company or such officer or director to be appropriate or in the Company's best interest, whether or not such action could have an adverse effect on the Plan or any Options granted hereunder, and no optionee or optionee's estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

24. Maximum Number Per Participant.

  Notwithstanding anything contained herein to the contrary, the aggregate number of shares of Class A Stock subject to options that may be granted during any calendar year to any individual shall be limited to 150,000 shares of Class A Stock. For purposes of this limitation, if an option is canceled, such canceled option shall continue to be counted during the calendar year of cancellation against the maximum shares for which options may be granted to an individual.

25. Indemnification.

  With respect to the administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further action on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee and the Board of Directors, whether or not he continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and the Board of Directors (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee or the Board of Directors; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board of Directors unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and the Board of Directors and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

26. Miscellaneous Provisions.

  (a) Compliance with Plan Provisions. No optionee or other person shall have any right with respect to the Plan, the Class A Stock reserved for issuance under the Plan or any Option until a written Option

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agreement shall have been executed by the Company and the optionee and all the terms, conditions and provisions of the Plan and the Option applicable to such optionee (and each person claiming under or through him) have been met.

  (b) Approval of Counsel. In the discretion of the Committee, no shares of Class A Stock, other securities or property of the Company, or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

  (c) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act shall apply to Options granted under the Plan, it is the intent of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

  (d) Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets under the Plan.

  (e) Effects of Acceptance of Option. By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board of Directors and/or the Committee or its delegates.

  (f) Construction. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

27. Shareholder Approval.

  The exercise of any Option granted under the Plan shall be subject to the approval of the Plan by the affirmative vote of a majority of the votes cast by the shareholders voting on the proposal at a duly held meeting of the shareholders of the Company.

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